EXHIBIT 99.1

NRG Energy, Inc. Reports Record First Quarter Results, Refills the Authorization Buyback Bucket and Connects Drop Down Proceeds to Future Capital Allocation

First Quarter 2015 Financial Highlights

•                  $840 million of Adjusted EBITDA(1)

•                  $364 million of Free Cash Flow (FCF) before Growth investments

2015 Financial Guidance and Capital Allocation Update

•                  2015 Guidance reaffirmed:

•                  Adjusted EBITDA of $3,200-$3,400 million(2)

•                  FCF before growth investments of $1,100-$1,300 million

•                  Completed $112 million of share repurchases, including $56 million of the authorized share repurchases announced on March 16, 2015 (Phase II)

•                  Announcing $81 million increase to Phase II program, bringing the total available share repurchase authorization to $125 million

•                  Established capital allocation program that will apportion cash in an amount equal to the approximately $600 million of expected drop down proceeds from NRG Yield over the balance of the year equally among share repurchases, corporate debt reduction and future yield eligible projects

Business and Operational Highlights

•                  On April 9, 2015, NRG and NRG Yield established a new residential solar partnership, enabling NRG to bring the cost of capital benefit of NRG Yield to the NRG Home Solar lease program

•                  On May 5, 2015, NRG Yield shareholders approved creation of new share class, enabling ongoing capital replenishment at NRG and providing NRG Yield access to growth capital without the need for investment by NRG.

•                  On May 8, 2015, NRG and NRG Yield plan to form a new partnership that will invest in and hold operating portfolios of distributed generation assets owned or developed by NRG

PRINCETON, NJ; May 8, 2015 — NRG Energy, Inc. (NYSE: NRG) today reported a record first quarter Adjusted EBITDA of $840 million in its first quarter 2015 financial results, with $552 million from NRG Business and NRG Renew combined(3), $166 million from NRG Home, and $122 million from NRG Yield. First quarter adjusted cash flow from operations totaled $525 million. Net loss for first quarter 2015 was $120 million, or $0.37 per diluted common share compared to net loss of $56 million, or $0.18 per diluted common share for first quarter 2014.

“Outstanding execution across all businesses enabled NRG to achieve record first quarter results, outpacing even the results of last year’s polar vortex-assisted first quarter, with our competitive retail business showing particular strength,” said David Crane, NRG’s Chief

(1)  Excludes negative contribution of $40 million from NRG Home Solar

(2)  Excludes projected negative contribution of $100 million from NRG Home Solar

(3)  Includes Corporate Segment

Executive Officer. “With a strongly hedged baseload position and the continuing implementation of our fleet repowering program, we are well-positioned for the balance of 2015 and beyond.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/15	3/31/14
Business (1)(2)	$535	$595
Home Retail	166	115
Renew (1)	32	12
NRG Yield (1)	122	92
Corporate	(15)	3
Adjusted EBITDA(3)	$840	$817

(1)   In accordance with GAAP, 2014 results have been restated to include full impact of the assets in the NYLD drop down transactions which closed on January 2, 2015 and June 30, 2014.

(2)   See Appendices A-4 and A-5 for NRG Business regional Reg G reconciliations.

(3)   See Appendices A-1 and A-2 for Operating Segment Reg G reconciliations; excludes negative contribution of $40 million and $1 million from Home Solar for first quarter 2015 and 2014, respectively.

Table 2: Net Income/(Loss)

($ in millions)	Three Months Ended
Segment	3/31/15	3/31/14
Business (1)(2)	$29	$(6)
Home Retail(2)	104	185
Home Solar	(45)	(2)
Renew (1)(2)	(50)	(48)
NRG Yield (1)(2)	(11)	22
Corporate	(147)	(207)
Net Loss	$(120)	$(56)

(1)   In accordance with GAAP, 2014 results have been restated to include full impact of the assets in the NYLD drop down transactions which closed on January 2, 2015 and June 30, 2014.

(2)   Includes mark-to-market gains and losses of economic hedges.

NRG Business: First Quarter Adjusted EBITDA was $535 million; $60 million lower than in first quarter 2014. Drivers of the $60 million decrease were as follows:

•                  East Region: ($158 million) due to lower generation and lower average realized energy and capacity prices, but partially offset by a $62 million contribution from the EME coal assets acquired on April 1, 2014.

•                  West Region: ($27 million) due to a change in contracted volumes and decreased pricing for certain capacity contracts.

•                  Offset by Gulf Coast Region: $51 million increase due to higher realized energy margins.

NRG Home Retail:  First quarter Adjusted EBITDA was $166 million, $51 million higher than first quarter 2014 driven primarily by higher sales volume stemming from increased load from weather, favorable supply costs, effective margin management and higher customer counts. This includes the impact of year-over-year customer count increases and product growth partially offset by increased operating costs to support additional customers.

NRG Renew: First quarter Adjusted EBITDA was $32 million, $20 million higher than in first quarter 2014 primarily due to contributions from the wind assets acquired from the EME acquisition and ramp up of Ivanpah.

NRG Yield:  First quarter Adjusted EBITDA was $122 million, $30 million higher than in first quarter 2014 primarily due to the Alta Wind acquisition and the drop down assets acquired by NRG Yield in first quarter 2015.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	3/31/15	12/31/14
Cash at NRG-Level	$786	$661
Revolver	1,424	1,367
NRG-Level Liquidity	$2,210	$2,028
Restricted cash	443	457
Cash at Non-Guarantor Subsidiaries	1,378	1,455
Total Liquidity	$4,031	$3,940

NRG-Level cash as of March 31, 2015, was $786 million, an increase of $125 million over the end of 2014, and $1,424 million was available under the Company’s credit facilities at the end of the current quarter. Total liquidity was $4,031 million including restricted cash and cash at non-guarantor subsidiaries (primarily GenOn and NRG Yield)(4).

Residential Solar Partnership with NRG Yield

On April 9, 2015, NRG and NRG Yield formed a new partnership that will invest in and hold operating portfolios of residential solar assets developed by NRG Home Solar. The partnership is structured to enable NRG Yield to realize increased cash dividends from this new and growing asset class while providing NRG continued access to the customer and the residual value following the contract period. The partnership will invest in portfolios of leases once they have reached operating status and will initially include an existing, unlevered portfolio of over 2,200 leases representing approximately 17MW, and an in-development, tax equity financed portfolio of approximately 13,000 leases representing approximately 90MW, with an average lease term for the existing and new leases of approximately 17 to 20 years.

Under the terms of the partnership agreement, NRG Yield will receive 95% of the economics until achieving a targeted return, expected to be achieved commensurate with the end of the lease period, after which NRG will receive 95% of the economics. NRG Yield has initially invested $26 million into the partnership which covers the 2,200 existing, unlevered leases with the proceeds already distributed to NRG.

NRG Yield has initially committed to invest up to $150 million of additional cash equity into the partnership over time which is expected to be fully invested in 2015 of which an additional $7 million has been invested to date.  NRG intends to offer additional opportunities in residential solar to NRG Yield over time through this partnership.

Distributed Generation Partnership

On May 8, 2015, NRG and NRG Yield plan to form a new partnership that will invest in and hold operating portfolios of distributed solar assets developed by NRG Renew, a subsidiary of NRG. The partnership will be structured similarly to the above Residential Solar Partnership allowing NRG to periodically monetize its distributed solar investments and NRG Yield to invest in a growing segment of the solar market.

(4)  See Appendix A-6 for First Quarter 2015 Sources and Uses of Liquidity detail.

Under the terms of the partnership agreement, NRG Yield will receive 95% of the economics until achieving a targeted return, expected to be achieved commensurate with the end of the customer contract period, after which NRG will receive 95% of the economics

NRG Yield has initially committed to invest up to $100 million of cash equity into the partnership over time.  None of which has been utilized to date but the partnership is expected to be fully invested over the next 18 months.

NRG Yield Recapitalization

On May 5, 2015, NRG Yield shareholders approved the creation of two new classes of NRG Yield common stock. The equity recapitalization is expected to provide NRG Yield the flexibility to raise capital for future acquisitions while also maintaining the strong strategic sponsorship of its parent, NRG Energy, Inc.

The recapitalization will be effectuated through a stock split of each share class. Each share of the Class A stock will be split into one Class A and one Class C share, and each share of Class B stock held by NRG will be split into one Class B and one Class D share. The Class C stock will have equal economic rights with Class A stock and a 1/100th voting right. The Class D stock will not have any economic rights (as NRG’s economic interest is held exclusively through its ownership of NRG Yield LLC) and will have a 1/100th voting right.

In connection with the recapitalization described above, the Company amended the Right of First Offer Agreement between NRG and NRG Yield to include approximately 800MW of new, long-term contract natural gas assets in California(5), approximately 900MW of wind assets and up to $250 million of equity investments in residential solar and distributed generation portfolios.

Outlook for 2015

Driven by robust first quarter results and a significantly hedged baseload portfolio over the remainder of 2015, the Company is reaffirming its guidance range for fiscal year 2015. As in previous quarters, the Company’s guidance assumes normalized weather in core markets.

Table 4: 2015 Adjusted EBITDA and FCF before Growth Investments Guidance

	5/8/15	2/27/15
($ in millions)	2015	2015
Adjusted EBITDA (1)	$3,200 —3,400	$3,200 — 3,400
Interest payments	(1,160)	(1,160)
Income tax	(40)	(40)
Adjusted EBITDA from NRG Home Solar	(100)	(100)
Working capital/other changes	250	250
Adjusted Cash flow from operations	$2,150 — 2,350	$2,150 — 2,350
Maintenance capital expenditures, net	(480)-(510)	(480)-(510)
Environmental capital expenditures, net	(305)-(335)	(330)-(360)
Preferred dividends	(10)	(10)
Distributions to non-controlling interests	(190)-(210)	(190)-(210)
Free cash flow — before Growth investments	$1,100 — 1,300	$1,100 — 1,300

(1)  2015 guidance excludes expected negative contribution of $100 million from NRG Home Solar.

(5)  Alternative proposal being considered by CPUC to reduce the Carlsbad project by one unit or approximately 100MW.

2015 Capital Allocation Update

NRG has repurchased $56 million of its common stock at an average cost of $24.65 per share as part of the $100 million Phase II portion of the 2015 common stock repurchase program announced on March 16, 2015. Together with the completion of Phase I of the common stock purchase program during the first quarter, NRG has purchased a total of $112 million of NRG common stock since December 31, 2014.

The Company is announcing an $81 million increase to Phase II, leaving a total of $125 million remaining under the Phase II program.

On April 20, 2015, NRG declared a quarterly dividend on the Company’s common stock of $0.145 per share, payable May 15, 2015, to stockholders of record as of May 1, 2015, representing $0.58 on an annualized basis.

On an annualized basis, the common stock dividends represent approximately 16% of free cash flow before growth, and when combined with the Phase I and Phase II share repurchases, capital returned to shareholders represents approximately 36% of NRG’s mid-point 2015 free cash flow before growth.

As NRG continues the process of dropping down its contracted assets into NRG Yield, with an estimated $600 million in equity value of drop downs expected over the balance of 2015, the Company is focused on right sizing the pro forma balance sheet to support its merchant businesses, excluding the contracted assets sold to NRG Yield, while providing greater clarity to shareholders of the benefits of NRG Yield drop downs. To do this in a more orderly and predictable fashion, the Company hereby announces its intention to allocate cash, in an amount approximately equal to the proceeds from the sale of assets to NRG Yield, equally among corporate debt reduction, repurchase of NRG shares (in addition to its Phase I and Phase II programs) and reinvestment in contracted assets that could form the basis for subsequent drop downs and capital recycling.

The Company’s common stock dividend is subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call

On May 8, 2015, NRG will host a conference call at 9:30 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrgenergy.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 250 company, we create value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. Our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,”

“think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships with NRG Yield and other third parties, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies, the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, the ability to sell assets to NRG Yield, Inc., and our ability to pay dividends and initiate share repurchases under our capital allocation plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of May 8, 2015. These estimates are based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Karen Cleeve	Matthew Orendorff
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2015	2014
Operating Revenues
Total operating revenues	$3,826	$3,486
Operating Costs and Expenses
Cost of operations	3,062	2,737
Depreciation and amortization	395	335
Selling, general and administrative	263	222
Acquisition-related transaction and integration costs	10	12
Development activity expenses	34	19
Total operating costs and expenses	3,764	3,325
Gain on postretirement benefits curtailment and sale of assets	14	19
Operating Income	76	180
Other Income/(Expense)
Equity in (loss)/earnings of unconsolidated affiliates	(3)	7
Other income, net	19	11
Loss on debt extinguishment	—	(41)
Interest expense	(301)	(255)
Total other expense	(285)	(278)
Loss Before Income Taxes	(209)	(98)
Income tax benefit	(73)	(31)
Net Loss	(136)	(67)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(16)	(11)
Net Loss Attributable to NRG Energy, Inc.	(120)	(56)
Dividends for preferred shares	5	2
Loss Available for Common Stockholders	$(125)	$(58)
Loss per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic and diluted	336	324
Loss per Weighted Average Common Share — Basic and Diluted	$(0.37)	$(0.18)
Dividends Per Common Share	$0.15	$0.12

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(Unaudited)

(Unaudited)

	Three months ended March 31,
	2015	2014
	(In millions)
Net Loss	$(136)	$(67)
Other Comprehensive (Loss)/Income, net of tax
Unrealized loss on derivatives, net of income tax benefit of $6 and $3	(12)	(9)
Foreign currency translation adjustments, net of income tax (benefit)/expense of $(7) and $2	(11)	6
Available-for-sale securities, net of income tax (benefit)/expense of $(4) and $2	(1)	6
Defined benefit plans, net of tax expense of $4 and $0	7	2
Other comprehensive (loss)/income	(17)	5
Comprehensive Loss	(153)	(62)
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(29)	(15)
Comprehensive Loss Attributable to NRG Energy, Inc.	(124)	(47)
Dividends for preferred shares	5	2
Comprehensive Loss Available for Common Stockholders	$(129)	$(49)

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,164	$2,116
Funds deposited by counterparties	68	72
Restricted cash	443	457
Accounts receivable — trade, less allowance for doubtful accounts of $21 and $23	1,179	1,322
Inventory	1,109	1,247
Derivative instruments	2,029	2,425
Cash collateral paid in support of energy risk management activities	400	187
Deferred income taxes	188	174
Renewable energy grant receivable, net	68	135
Prepayments and other current assets	474	447
Total current assets	8,122	8,582
Property, plant and equipment, net of accumulated depreciation of $8,264 and $7,890	22,276	22,367
Other Assets
Equity investments in affiliates	772	771
Notes receivable, less current portion	67	72
Goodwill	2,520	2,574
Intangible assets, net of accumulated amortization of $1,511 and $1,402	2,491	2,567
Nuclear decommissioning trust fund	586	585
Derivative instruments	591	480
Deferred income taxes	1,484	1,406
Non-current assets held-for-sale	17	17
Other non-current assets	1,404	1,244
Total other assets	9,932	9,716
Total Assets	$40,330	$40,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$465	$474
Accounts payable	1,045	1,060
Derivative instruments	1,884	2,054
Cash collateral received in support of energy risk management activities	68	72
Accrued expenses and other current liabilities	1,047	1,199
Total current liabilities	4,509	4,859
Other Liabilities
Long-term debt and capital leases	20,050	19,900
Nuclear decommissioning reserve	314	310
Nuclear decommissioning trust liability	328	333
Deferred income taxes	20	21
Derivative instruments	650	438
Out-of-market contracts, net of accumulated amortization of $585 and $562	1,221	1,244
Other non-current liabilities	1,549	1,574
Total non-current liabilities	24,132	23,820
Total Liabilities	28,641	28,679
2.822% convertible perpetual preferred stock	293	291
Redeemable noncontrolling interest in subsidiaries	19	19
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,362	8,327
Retained earnings	3,413	3,588
Less treasury stock, at cost — 81,865,411 and 78,843,552 shares, respectively	(2,059)	(1,983)
Accumulated other comprehensive loss	(191)	(174)
Noncontrolling interest	1,848	1,914
Total Stockholders’ Equity	11,377	11,676
Total Liabilities and Stockholders’ Equity	$40,330	$40,665

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2015	2014
	(In millions)
Cash Flows from Operating Activities
Net loss	$(136)	$(67)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	32	(2)
Depreciation and amortization	395	335
Provision for bad debts	15	21
Amortization of nuclear fuel	13	11
Amortization of financing costs and debt discount/premiums	(4)	(5)
Adjustment for debt extinguishment	—	19
Amortization of intangibles and out-of-market contracts	19	13
Amortization of unearned equity compensation	11	8
Changes in deferred income taxes and liability for uncertain tax benefits	(83)	(111)
Changes in nuclear decommissioning trust liability	(3)	5
Changes in derivative instruments	261	525
Changes in collateral deposits supporting energy risk management activities	(213)	(407)
Gain on postretirement benefits curtailment and sale of assets	(14)	(19)
Cash used by changes in other working capital	(33)	65
Net Cash Provided by Operating Activities	260	391
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(1)	(218)
Capital expenditures	(252)	(237)
(Increase)/decrease in restricted cash, net	(11)	3
Decrease in restricted cash to support equity requirements for U.S. DOE funded projects	25	56
Decrease in notes receivable	5	1
Investments in nuclear decommissioning trust fund securities	(193)	(188)
Proceeds from the sale of nuclear decommissioning trust fund securities	196	183
Proceeds from renewable energy grants and state rebates	2	387
Proceeds from sale of assets, net of cash disposed of	—	77
Cash proceeds to fund cash grant bridge loan payment	—	57
Other	(41)	3
Net Cash (Used)/Provided by Investing Activities	(270)	124
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(51)	(41)
Payment for treasury stock	(79)	—
Net receipts from/(payments for) settlement of acquired derivatives that include financing elements	40	(223)
Proceeds from issuance of long-term debt	248	1,564
Contributions to, net of distributions from, noncontrolling interest in subsidiaries	(25)	9
Proceeds from issuance of common stock	1	3
Payment of debt issuance costs	—	(23)
Payments for short and long-term debt	(94)	(873)
Net Cash Provided by Financing Activities	40	416
Effect of exchange rate changes on cash and cash equivalents	18	2
Net Increase in Cash and Cash Equivalents	48	933
Cash and Cash Equivalents at Beginning of Period	2,116	2,254
Cash and Cash Equivalents at End of Period	$2,164	$3,187

Appendix Table A-1: First Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	104	(45)	29	(50)	(11)	(147)	(120)
Plus:
Net Loss Attributable to Non-Controlling Interest	—	—	—	(6)	(5)	(5)	(16)
Interest Expense, net	—	—	18	31	70	179	298
Income Tax	—	—	—	(6)	(4)	(63)	(73)
Depreciation, Amortization and ARO Expense	30	5	240	64	55	7	401
Amortization of Contracts	—	—	(12)	(1)	12	1	—
EBITDA	134	(40)	275	32	117	(28)	490
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	4	—	12	3	19
Integration & Transaction Costs	—	—	—	—	—	10	10
Deactivation costs	—	—	3	—	—	—	3
NRG Home Solar EBITDA	—	40	—	—	—	—	40
Market to Market (MtM) losses/(gains) on economic hedges	32	—	253	—	(7)	—	278

Adjusted EBITDA	166	—	535	32	122	(15)	840

Appendix Table A-2: First Quarter 2014 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	185	(2)	(6)	(48)	22	(207)	(56)
Plus:
Net (Loss)/Income Attributable to Non-Controlling Interest	—	—	—	(17)	4	2	(11)
Interest Expense, net	1	—	17	26	26	182	252
Loss on Debt Extinguishment	—	—	—	1	—	40	41
Income Tax	—	—	—	—	3	(34)	(31)
Depreciation Amortization and ARO Expense	30	1	230	49	24	6	340
Amortization of Contracts	(1)	—	1	—	1	—	1
EBITDA	215	(1)	242	11	80	(11)	536
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	(3)	—	12	2	11
Integration & Transaction Costs, gain on sale	—	—	(18)	—	—	12	(6)
Deactivation Costs	—	—	3	—	—	—	3
Legal Settlement	4	—	—	—	—	—	4
NRG Home Solar EBITDA	—	1	—	—	—	—	1
MtM (gains)/losses on economic hedges	(104)	—	371	1	—	—	268

Adjusted EBITDA	115	—	595	12	92	3	817

Appendix Table A-3: 2015 and 2014 First Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Three months ended March 31, 2015	Three months ended March 31, 2014
Net Cash Provided by Operating Activities	260	391
Adjustment for change in collateral	213	407
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	40	(223)
Add: Merger and integration expenses	12	33
Adjusted Cash Flow from Operating Activities	525	608
Maintenance CapEx, net (1)	(85)	(62)
Environmental CapEx, net	(49)	(50)
Preferred dividends	(2)	(2)
Distributions to non-controlling interests	(25)	(7)
Free Cash Flow — before Growth investments	364	487

(1) Excludes merger and integration CapEx of $3 million in Q1 2015 and $5 million in Q1 2014

Appendix Table A-4: First Quarter 2015 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	88	35	(24)	(64)	(6)	29
Plus:
Interest Expense, net	18	—	—	—	—	18
Depreciation, Amortization and ARO Expense	77	145	16	2	—	240
Amortization of Contracts	(14)	2	(1)	1	—	(12)
EBITDA	169	182	(9)	(61)	(6)	275
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	(1)	1	1	3	4
Deactivation costs	2	—	1	—	—	3
Market to Market (MtM) losses/(gains) on economic hedges	253	(65)	(1)	66	—	253

Adjusted EBITDA	424	116	(8)	6	(3)	535

Appendix Table A-5: First Quarter 2014 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	184	(300)	6	106	(2)	(6)
Plus:
Interest Expense, net	16	1	—	—	—	17
Depreciation Amortization and ARO Expense	70	143	12	4	1	230
Amortization of Contracts	(5)	6	(2)	2	—	1
EBITDA	265	(150)	16	112	(1)	242
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	(1)	—	—	(3)	1	(3)
Integration & Transaction Costs, gain on sale	6	(24)	—	—	—	(18)
Deactivation Costs	2	—	1	—	—	3
MtM losses/(gains) on economic hedges	247	239	2	(117)	—	371

Adjusted EBITDA	519	65	19	(8)	—	595

Appendix Table A-6: First Quarter 2015 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity in the first quarter of 2015.

($ in millions)	Three months ended March 31, 2015
Sources:
Adjusted Cash Flow from Operations	$525
Debt Proceeds, NRG Yield	210
Increase in Credit Facility	57
Debt proceeds, other project debt financing	38
Uses:
Collateral Postings	213
Maintenance and Environmental Capex, net	134
Share Repurchases, and Common and Preferred Stock Dividends	130
Growth Investments and Acquisitions, net	122
Debt Repayments	94
Distributions to Non-Controlling Entities	25
Merger and Integration-related payments and other investing and financing activities	21

Change in Total Liquidity	$91

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger and integration related costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger and integration related costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.